Elite Access® (09/13)

VARIABLE AND FIXED ANNUITY APPLICATION (VA650)
VARIABLE ANNUITY APPLICATION (VA660)

JACKSON®
NATIONAL LIFE INSURANCE COMPANY
Home Office: Lansing, Michigan
www.jackson.com

First Class Mail: P.O. Box 30314
Lansing, MI 48909-7814

Overnight Mail: 1 Corporate Way
Lansing, MI 48951

Customer Care: 800-873-5654
Bank or Financial Institution Customer Care: 800-777-7779
Fax: 800-943-6761
Hours: 8:00 a.m. to 8:00 p.m. ET
Email: contactus@jackson.com

Broker/Dealer or External Account No. (If applicable)

Jackson pre-assigned Contract number: (If applicable)

- **PLEASE PRINT CLEARLY**
- If Owner is a Trust, Trustee Certification form X5335 or trust documents are required with application.

! It is required for Good Order that you provide a physical address.

- If Owner (and/or Joint Owner) is not a U.S. Citizen and/or a U.S. Resident, Form W-9 or Form W-8BEN (as applicable) is required with application.

Primary Owner

Type of Ownership: ☐ Individual/Joint ☐ Custodian ☐ Trust ☐ Corporation/Pension Plan ☐ Government Entity

Sex: Male ☐ Female ☐

U.S. Citizen: Yes ☐ No ☐

Social Security Number or Tax I.D. Number

Telephone Number (including area code) (   )

First Name | Middle Name | Last Name | Date of Birth (mm/dd/yyyy) / /

Non-Natural Owner/Entity Name (if applicable)

Email Address (print clearly)

Physical Address Line 1 (No P.O. Boxes) | Line 2 | City | State | ZIP Code

Mailing Address Line 1 | Line 2 | City | State | ZIP Code

Joint Owner

First Name | Middle Name | Last Name

Social Security Number | Date of Birth (mm/dd/yyyy) / /

Sex: Male ☐ Female ☐

U.S. Citizen: Yes ☐ No ☐

Email Address (print clearly) | Relationship to Owner | Telephone Number (including area code) (   )

Physical Address Line 1 (No P.O. Boxes) | Line 2 | City | State | ZIP Code

Primary Annuitant

☐ Same as Owner

Social Security Number | Telephone No. (including area code) (   )

Sex: Male ☐ Female ☐

U.S. Citizen: Yes ☐ No ☐

First Name | Middle Name | Last Name | Date of Birth (mm/dd/yyyy) / /

Physical Address Line 1 (No P.O. Boxes) | Line 2 | City | State | ZIP Code

LONG-TERM SMART®

Joint Annuitant

☐ Same as Joint Owner	Social Security Number	Telephone No. (including area code) ( )	Sex Male ☐ Female ☐ / U.S. Citizen Yes ☐ No ☐
First Name	Middle Name	Last Name	Date of Birth (mm/dd/yyyy) / /
Physical Address Line 1 (No P.O. Boxes)	Line 2	City	State / ZIP Code

Beneficiary(ies)

- It is required for Good Order that the Death Benefit Percentage be whole numbers and **must** total 100% for each beneficiary type.
- Please use form X3041 for additional beneficiaries.

☐ Primary   Percentage of Death Benefit ____ %   Social Security/Tax I.D. Number

First Name	Middle Name	Last Name	Date of Birth (mm/dd/yyyy) / /
Non-Natural Entity Name		Relationship to Owner	Telephone No. (including area code) ( )
Physical Address (No P.O. Boxes)	Apt/Suite #	City	State / ZIP Code

☐ Primary ☐ Contingent   Percentage of Death Benefit ____ %

Individual Name (First, Middle, Last) or Non-Natural Entity Name		Telephone No. (including area code) ( )
Social Security/Tax I.D. Number	Date of Birth (mm/dd/yyyy) / /	Relationship to Owner
Physical Address (No P.O. Boxes)	Apt/Suite # / City	State / ZIP Code

Electronic Delivery Authorization

GO GREEN. IT'S ONLY NATURAL.

- Check the boxes next to the types of documents you wish to receive electronically.
- **Selection of "ALL DOCUMENTS" excludes quarterly statements.**

I consent to receive electronically:

☐ **ALL DOCUMENTS** ☐ Prospectuses and prospectus supplements ☐ Annual and Semi-Annual reports

☐ Periodic and immediate confirmation statements ☐ Other Contract-related correspondence

This consent will continue unless and until revoked and will cover delivery to you in the form of an email or by notice to you of a document's availability on Jackson National Life Insurance Company®'s (also referred to as Jackson®) website. Please contact the appropriate Jackson Service Center or go to www.jackson.com to update your email address, revoke your consent to electronic delivery or request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons. Registration on Jackson's website (www.jackson.com) is required for electronic delivery of Contract-related correspondence.

My email address is: ____________________.

I (We) will notify the company of any new email address.

The computer hardware and software requirements that are necessary to receive, process and retain electronic communications that are subject to this consent are as follows: To view and download material electronically, you must have a computer with internet access, an active email account and Adobe Acrobat Reader. If you don't already have Adobe Acrobat Reader, you can download it free from www.adobe.com.

There is no charge for electronic delivery of electronic communications, although you may incur the costs of internet access and of such computer and related hardware and software as may be necessary for you to receive, process and retain electronic communications from Jackson. Please make certain you have given Jackson a current email address. Also let Jackson know if that email address changes. We may need to notify you of a document's availability through email. You may request paper copies, whether or not you consent or revoke your consent for electronic delivery, at any time and for no charge. Even if you have given us consent, we are not required to make electronic delivery and we have the right to deliver any communications in paper form.

- Make all checks payable to **Jackson National Life Insurance Company®**.

Premium Payment

Select method of payment:

Check $ ______ Wire $ ______

External Transfer $ ______ Internal Transfer $ ______

Annuity Type

☐ IRA - Traditional* ☐ Non-Tax Qualified ☐ Roth IRA* ☐ SEP

☐ Stretch IRA ☐ Roth Conversion ☐ 403(b) TSA ☐ Other: ______

*Tax Contribution Years and Amounts:

Year: ______ $ ______ Year: ______ $ ______

! It is required for Good Order that this entire section be completed. COMPLETE X0512 "REPLACEMENT OF LIFE INSURANCE OR ANNUITIES" WHERE REQUIRED (**must** be dated on or before the Application Sign Date to be in Good Order).

Statement Regarding Existing Policies or Annuity Contracts

I (We) certify that: (please select one)

☐ I (We) **do not have** existing life insurance policies or annuity contracts.

☐ I (We) **do have** existing life insurance policies or annuity contracts.

Notice to Producer/Representative: If the Applicant does have existing life insurance policies or annuity contracts you must present and read to the Applicant the Replacement of Life Insurance or Annuities form (X0512 - state variations may apply) and return the notice, signed by both the Producer/Representative and Applicant, with the Application.

Are you replacing an existing life insurance policy or annuity contract? No ☐ Yes ☐

Transfer Information

Please check the appropriate box(es) under the "Transfer Type" and "Client Initiated" headings. **Jackson will only request the funds if the "Client Initiated" section is left blank or checked "No".**

Transfer Type	Client Initiated	Company releasing funds	Account number	Anticipated date of receipt	Anticipated transfer amount
☐ Full ☐ Partial	☐ Yes ☐ No			/ /	$
☐ Full ☐ Partial	☐ Yes ☐ No			/ /	$

Non-Qualified Plan Types: ☐ IRC 1035 Exchange ☐ Non-1035 Exchange

All Other Plan Types: ☐ Direct Transfer ☐ Direct Rollover ☐ Non-Direct Rollover

- This authorization is not extended to Authorized Callers.

Telephone and Electronic Transfers Authorization

By checking "Yes," I (we) authorize Jackson National Life Insurance Company (Jackson) to accept fund transfers/allocation changes via telephone, Internet, or other electronic medium from me (us) and my (our) Producer/Representative, subject to Jackson's administrative procedures.

Do you consent to these types of transfers? Yes ☐ No ☐

If no election is made, Jackson will default to "Yes" for residents of all states **except** Nebraska, New Hampshire, and North Dakota.

Jackson has administrative procedures that are designed to provide reasonable assurances that telephone/electronic authorizations are genuine. If Jackson fails to employ such procedures, it may be held liable for losses resulting from a failure to use such procedures. I (We) agree that Jackson, its affiliates, and subsidiaries shall not be liable for losses incurred in connection with telephone/electronic instructions received, and acted on in good faith, not withstanding subsequent allegations of error or mistake in connection with any such transaction instruction.

- This authorization is not extended to Telephone and Electronic Transfers Authorization.

Authorized Callers

If you want to authorize an individual other than your Producer/Rep to receive Contract information via telephone, please list that individual's information here.

First Name	Middle Name	Last Name

Social Security/Tax I.D. Number	Date of Birth (mm/dd/yyyy)
	/ /

LONG-TERM SMART

Optional Benefit

May not be available in all states and once selected cannot be changed.

- **Optional Benefit: Additional charges will apply. Please see the prospectus for details.**

☐ **Liquidity Option** (Contract Form VA660)

Fixed Account Options are not available if Liquidity Option is selected.

Premium Allocation

! Tell us how you want your annuity premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

! **Total number of allocation selections may not exceed 18.**

- **NOTE:** The Contract permits Jackson without advance notice to restrict the amount of Premium payments into, and the amount and frequency of transfers between, into and from, any Fixed Account Option; to close any Fixed Account Option; and to require transfers from a Fixed Account Option. Accordingly, you should consider whether investment in a Fixed Account Option is suitable given your investment objectives.

%	Traditional Investments – Equity Investments
	Curian/American Funds® Global Growth
	Curian/American Funds Growth
	JNL®/American Funds Growth-Income
	Curian/The Boston Company Equity Income
	JNL/DFA U.S. Core Equity
	Curian/DFA U.S. Micro Cap
	Curian/Epoch Global Shareholder Yield
	Curian Focused U.S. Equity
	JNL/Franklin Templeton Income
	JNL/Franklin Templeton Small Cap Value
	JNL/Invesco Small Cap Growth
	JNL/JPMorgan MidCap Growth
	JNL/Mellon Capital S&P® 400 MidCap Index
	JNL/Mellon Capital S&P 500® Index
	JNL/Mellon Capital Small Cap Index
	JNL/PPM America Mid Cap Value
	Curian/T. Rowe Price Capital Appreciation
	JNL/T. Rowe Price Established Growth
	JNL/T. Rowe Price Value
	JNL/WMC Balanced

%	Traditional Investments – Fixed Income
	Curian/DoubleLine Total Return
	JNL/Franklin Templeton Global Multisector Bond
	JNL/Mellon Capital Bond Index

%	Traditional Investments – Fixed Income (cont. from previous column)
	Curian/PIMCO Credit Income
	JNL/PIMCO Real Return
	JNL/PIMCO Total Return Bond
	JNL/PPM America Floating Rate Income
	JNL/PPM America High Yield Bond
	JNL/T. Rowe Price Short-Term Bond
	JNL/WMC Money Market

%	Traditional Investments – International
	Curian/Aberdeen Latin America
	JNL/American Funds International
	Curian/Ashmore Emerging Market Small Cap Equity
	Curian/Baring International Fixed Income
	JNL/Eastspring Investments Asia ex-Japan
	JNL/Eastspring Investments China-India
	Curian/Franklin Templeton Frontier Markets
	JNL/Franklin Templeton International Small Cap Growth
	Curian Focused International Equity
	JNL/Goldman Sachs Emerging Markets Debt
	JNL/Invesco International Growth
	JNL/Lazard Emerging Markets
	Curian/Lazard International Strategic Equity
	JNL/Mellon Capital Emerging Markets Index

%	Traditional Investments – International (cont. from previous column)
	JNL/Mellon Capital International Index
	Curian/Schroder Emerging Europe

%	Traditional Investments – Specialty
	JNL/Mellon Capital European 30
	JNL/Mellon Capital Nasdaq® 25
	JNL/Mellon Capital NYSE® International 25
	JNL/Mellon Capital Pacific Rim 30
	JNL/Mellon Capital S&P SMid 60
	JNL/Mellon Capital Value Line® 30
	JNL/S&P 4

%	Traditional Investments – Sector
	JNL/Mellon Capital Communications Sector
	JNL/Mellon Capital Consumer Brands Sector
	JNL/Mellon Capital Financial Sector
	JNL/Mellon Capital Healthcare Sector
	JNL/Mellon Capital Oil & Gas Sector
	JNL/Mellon Capital Technology Sector
	JNL/Mellon Capital Utilities Sector

%	Fixed Account Options *
	*Not available if the Liquidity Option is selected.
	5-Year
	7-Year

Premium Allocations continued on page 5.

Premium Allocation (Cont. from page 4)

Tell us how you want your annuity premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

Total number of allocation selections may not exceed 18.

%	Alternative Investments
	Alternative Assets
	JNL/BlackRock Commodity Securities Strategy
	JNL/Brookfield Global Infrastructure
	Curian/Franklin Templeton Natural Resources
	JNL/Invesco Global Real Estate
	Curian/Neuberger Berman Currency
	JNL/Red Rocks Listed Private Equity
	Curian/Urdang International REIT
	Curian/Van Eck International Gold
	Alternative Strategies
	JNL/AQR Managed Futures Strategy
	Curian/AQR Risk Parity
	Curian/BlackRock Global Long Short Credit
	Curian/The Boston Company Multi-Alpha Market Neutral Equity
	Curian/Eaton Vance Global Macro Absolute Return Advantage
	Curian/FAMCO Flex Core Covered Call
	Curian Long Short Credit
	JNL/Mellon Capital Global Alpha
	Curian/Nicholas Convertible Arbitrage
	Curian/PineBridge Merger Arbitrage
	Curian/UBS Global Long Short Fixed Income Opportunities

%	Risk Management Strategies
	Curian Dynamic Risk Advantage® - Income
	Curian Dynamic Risk Advantage - Diversified
	Curian Dynamic Risk Advantage - Growth

%	Tactically Managed Strategies
	Curian Tactical Advantage 35
	Curian Tactical Advantage 60
	Curian Tactical Advantage 75
	JNL/BlackRock Global Allocation
	JNL/Ivy Asset Strategy

%	Guidance Portfolios **
	Focused
	Curian Guidance - Equity 100
	Curian Guidance - Fixed Income 100
	Curian Guidance - Institutional Alt 100 Conservative
	Curian Guidance - Institutional Alt 100 Moderate
	Curian Guidance - Institutional Alt 100 Growth

%	Guidance Portfolios
	International Opportunities
	Curian Guidance - International Opportunities Conservative
	Curian Guidance - International Opportunities Moderate
	Curian Guidance - International Opportunities Growth

%	Guidance Portfolios
	Interest Rate/Inflation Sensitive
	Curian Guidance - Interest Rate Opportunities
	Curian Guidance - Multi-Strategy Income
	Curian Guidance - Real Assets

%	Guidance Portfolios
	Other
	Curian Guidance - Equity Income
	Curian Guidance - Institutional Alt 65

%	Guidance Portfolios
	Diversified - Strategic
	Curian Guidance - Conservative
	Curian Guidance - Moderate
	Curian Guidance - Moderate Growth
	Curian Guidance - Growth
	Curian Guidance - Maximum Growth
	Diversified - Tactical
	Curian Guidance - Tactical Moderate Growth
	Curian Guidance - Tactical Maximum Growth

Systematic Investment (periodic premium reallocation programs)

• Other Systematic Investment Options may be available. Please see Systematic Investment form (V5485).

Automatic Rebalancing. The 3-, 5- and 7-Year Fixed Account Options are not available for Automatic Rebalancing.

Frequency: ☐ Monthly ☐ Quarterly ☐ Semiannually ☐ Annually

Start Date (mm/dd/yyyy) ____ / ____ / ____ **OR** ☐ Immediately after issue.

Note: If no date is selected, the program will begin one month/quarter/half-year/year (depending on the frequency you selected) from the date Jackson applies the first premium payment. If no frequency is selected, the frequency will be annual. No transfers will be made on days 29, 30 or 31.

Annuitization/Income Date

Specify Income Date (mm/dd/yyyy)

____ / ____ / ____

If an Annuitization/Income Date is not specified, the Company will default to the Latest Income Date as shown in the Contract.

Notice to Applicant

ARKANSAS, COLORADO, KENTUCKY, MAINE, NEW MEXICO, OHIO, PENNSYLVANIA, AND WEST VIRGINIA RESIDENTS, PLEASE NOTE: Any person who knowingly, and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

ALABAMA RESIDENTS, PLEASE NOTE: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution fines or confinement in prison, or any combination thereof.

In **COLORADO**, any insurance company, or agent of an insurance company, who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding, or attempting to defraud, the policyholder or claimant with regard to a settlement or award payable from insurance proceeds, shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

DISTRICT OF COLUMBIA RESIDENTS, PLEASE NOTE: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits, if false information materially related to a claim was provided by the applicant.

LOUISIANA AND RHODE ISLAND RESIDENTS, PLEASE NOTE: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

NEW JERSEY RESIDENTS, PLEASE NOTE: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Client Acknowledgements

1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded.
2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct.
3. **I (We) understand that annuity benefits, death benefit values, and withdrawal values, if any, when based on the investment experience of an Investment Division in the separate account of Jackson, are variable and may be increased or decreased, and the dollar amounts are not guaranteed.**
4. I (We) have been given a current prospectus for this variable annuity and for each available Investment Division.
5. The Contract I (we) have applied for is suitable for my (our) insurance and investment objectives, financial situation and needs.
6. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my Contract Value.
7. I (We) understand that the Contract's Fixed Account Minimum Interest Rate will be redetermined each Redetermination Date. The redetermined rate, which may be higher or lower than the Initial Fixed Account Minimum Interest Rate, will apply for that entire Redetermination Period. (Not applicable if Liquidity Optional Benefit is selected.)
8. **I (We) understand that allocations to the Fixed Account Options, with certain exceptions, are subject to an adjustment if withdrawn or transferred prior to the end of the applicable period, which may reduce amounts withdrawn or transferred. (Not applicable if Liquidity Optional Benefit is selected.)**
9. I (We) certify that the age of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant, or Joint Annuitant, if applicable, stated in this application are true and correctly recorded.
10. I (We) understand that Jackson issues other annuities with similar features, benefits, limitations and charges. I (We) have discussed the alternatives with my (our) financial representative.

Client Signatures

! It is required for Good Order that all applicable parties to the Contract sign here.

Owner's Signature	Date Signed (mm/dd/yyyy)	State where signed
	/ /	

Owner's Title (required if owned by an Entity)

Joint Owner's Signature	Date Signed (mm/dd/yyyy)	State where signed
	/ /	

Annuitant's Signature (if other than Owner)	Date Signed (mm/dd/yyyy)	State where signed
	/ /	

Joint Annuitant's Signature (if other than Joint Owner)	Date Signed (mm/dd/yyyy)	State where signed
	/ /	

Producer/Representative Acknowledgements

! Complete this certification regarding sales material section only if:
- Your client has other existing policies or annuity contracts

AND
- Will be either terminating any of those existing policies or using the funds from existing policies to fund this new Contract.

I certify that:

☐ I did not use sales material(s) during the presentation of this Jackson product to the applicant.

☐ I used only Jackson-approved sales material(s) during the presentation of this Jackson product to the applicant. In addition, copies of all approved sales material(s) used during the presentation were left with the applicant.

By signing this form, I certify that:
1. I am authorized and qualified to discuss the Contract herein applied for.
2. I have fully explained the Contract to the client, including Contract restrictions and charges and I believe this transaction is suitable given the client's financial situation and needs.
3. The Producer/Representative's Certification Regarding Sales Material has been answered correctly.
4. I have read Jackson's Position With Respect to the Acceptability of Replacements (XADV5790) and ensure that this replacement (if applicable) is consistent with that position.
5. The applicant's Statement Regarding Existing Policies or Annuity Contracts has been answered correctly to the best of my knowledge and belief.
6. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief.
7. I have complied with requirements for disclosures and/or replacements as necessary.

Jackson Prod./Rep. No.	Producer/Representative Signature	Date Signed (mm/dd/yyyy)
		/ /

First Name	Middle Name	Last Name

Email Address (print clearly)	Business Telephone No. (including area code)
	( )

- **Program Options Note:** Contact your home office for program information. If no option is indicated, the designated default will be used.

Program Options * A ☐ B ☐ C ☐ D ☐ E ☐ Percentage ______ %

* **NOTE:** If Liquidity Option is selected, only Program Option E is available.

If more than one Producer/Representative is participating in a Program Option on this case, please provide all Producer/Representative names, Jackson Producer/Representative numbers and percentages for each (totaling 100%).

! It is required for Good Order that all Producer/Rep numbers be supplied.

Producer/Representative Name # 2	Jackson Producer/Representative No.	Percentage
		%

Producer/Representative Name # 3	Jackson Producer/Representative No.	Percentage
		%

Not FDIC/NCUA Insured • Not Bank/CU guaranteed • May lose value
Not a deposit • Not insured by any federal agency